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                                                                   Exhibit 23.04



                        CONSENT OF INDEPENDENT AUDITORS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into ATMI Inc.'s previously filed Registration Statement File Nos. 33-77060, 33-93048, 333-49561, 333-49561, 333-
56349, 333-55827, 333-82089 and 333-94641. We also consent to the application of our reports to the schedule labeled "Valuation and Qualifying Accounts" as of the dates and period covered by our reports.



Rath, Anders, Dr. Wanner & Partner
Munich, Germany

March 28, 2000



/s/ Kabisch
Dipl. -Kfm. Kabisch
Vereidigter Buchprufer



/s/ Metzler
Dipl. -Kfm. Metzler
Wirtschaftsprufer